EXHIBIT 99.1

	Investor Contact:	Teri Miller (954) 308-8216 terilmiller@spherion.com

FOR IMMEDIATE RELEASE	Media Contact:	Kip Havel (800) 422-3819 kiphavel@spherion.com
SPHERION ANNOUNCES SECOND QUARTER 2006 FINANCIAL RESULTS
     FORT LAUDERDALE, Fla., August 2, 2006 — Spherion Corporation (NYSE: SFN) today announced financial results for the second quarter ended July 2, 2006.
     Spherion President and Chief Executive Officer Roy Krause commented, “We are pleased that continued success in selling to our targeted customer segments is improving our gross profit margin trends. Operating margins also expanded during the quarter, despite making investments in sales and recruiting resources, as we position the Company for growth.”
FINANCIAL HIGHLIGHTS
•	Second quarter 2006 revenues were $472.7 million compared with $479.1 million in the second quarter of 2005, a decrease of 1.3%.

•	Earnings from continuing operations were $4.5 million or $0.08 per share in the second quarter of 2006, compared with $3.0 million or $0.05 per share in the second quarter of 2005.

•	Net earnings, which include discontinued operations, for the second quarter of 2006 were $3.6 million or $0.06 per share, compared with $1.8 million or $0.03 per share in the second quarter of 2005.

•	Revenues for the first six months of 2006 were $937.0 million compared with $986.8 million for the same period in 2005. Earnings from continuing operations for the first six months of 2006 were $6.7 million or $0.11 per share compared with $4.1 million or $0.07 per share for the same period in 2005. Net earnings were $6.5 million or $0.11 per share for the first six months of 2006, compared with $0.5 million or $0.01 per share in 2005.
     Krause continued, “The U.S. economy continues to grow, although the pace may be slowing, and our industry dynamics remain favorable for the long-term. Our balance sheet is strong and we have the financial resources to support the Company’s growth strategy.”
OPERATING PERFORMANCE
     Staffing Services second quarter revenue decreased by 4.4% year over year. Continued growth within the targeted, higher margin small and mid-sized customer base, did not offset declines among several of our largest staffing customers. Temporary staffing gross profit margins increased by 50 basis points year over year due to increasing average pay/bill spreads and lower workers’ compensation expense. Managed Services revenues increased 4.9% year over year and gross profit margins increased to 32.8%, driven primarily by increased recruitment outsourcing. Total segment gross profit margins in Staffing Services increased to 20.5% in the second quarter of 2006 compared with 18.6% in the second quarter of 2005. Selling, general and administrative costs were $67.3 million or 19.3% of revenue in the second quarter of 2006, compared with $65.0 million or 17.8% of revenue last year. Segment operating profit of $4.2 million or 1.2% of revenue for the second quarter of 2006 increased from $2.8 million and 0.8% of revenue in the second quarter of 2005.
     Professional Services revenue growth was 8.4% on a year over year basis in the second quarter of 2006. Growth was strongest in information technology, in part, due to strategic initiatives to increase professional staffing within existing customers. Gross profit margins in the second quarter of 2006 were 33.3%, compared with 32.7% in the second quarter of 2005. Temporary staffing margins improved by 90 basis points, primarily reflecting improved pay/bill spreads and lower employee benefit and insurance costs. Selling, general and administrative expenses were $34.6 million or 27.9% of revenue in the second quarter of 2006, compared with 28.0% of revenue in the second quarter last year. Segment operating profit grew to $6.7 million or 5.4% of revenue in the second quarter of 2006 compared with $5.4 million or 4.8% of revenue in the second quarter of 2005.

OTHER ITEMS
     During the second quarter, the Company repurchased 1,469,500 shares of its common stock at an average price of $8.92 per share. In July, the Company repurchased the remaining 118,000 shares under the 6 million share authorization, at an average price of $8.76 per share.
OUTLOOK
     Krause commented, “Based on recent sales trends, the Company anticipates revenue for the third quarter will be between $480 and $500 million, reflecting continued sequential revenue increases as we remain focused on profitable growth in our targeted customer segments. Earnings from continuing operations are expected to be between $0.08 and $0.12 per share. These estimates assume a 45% effective tax rate.”
ABOUT SPHERION
     Spherion Corporation (NYSE:SFN) is a leading recruiting and staffing company that provides integrated solutions to meet the evolving needs of companies and job candidates. As an industry pioneer for 60 years, Spherion has screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs. Positions range from administrative and light industrial to a host of professions that include accounting/finance, information technology, engineering, manufacturing, legal, human resources and sales/marketing.
     With approximately 650 offices in the United States and Canada, Spherion delivers innovative workforce solutions that improve business performance. Spherion provides its services to more than 8,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations. Employing 375,000 people annually through its network, Spherion is one of North America’s largest employers. To learn more, visit www.spherion.com.
     This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition — our business operates in highly competitive markets with low barriers to entry; Economic conditions — any significant economic downturn could result in lower revenues or a significant reduction in demand from our customers may result in a material impact on the results of our operations; Corporate strategy — we may not achieve the intended effects of our business strategy; Termination provisions — certain contracts contain termination provisions and pricing risks; Failure to perform — our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; Disposition of businesses — the disposition of businesses previously sold, may create contractual liabilities associated with indemnifications provided; Tax filings — regulatory challenges to our tax filing positions could result in additional taxes; Government Regulation - government regulation may increase our costs; International operations — we are subject to business risks associated with our international operations in Canada which could make those operations more costly; Litigation — we may be exposed to employment—related claims and costs and we are a defendant in a variety of litigation and other actions from time to time; Personnel — our business is dependent upon the availability of qualified personnel and we may lose key personnel which could cause our business to suffer; Integrating acquisitions — managing or integrating any future acquisitions may strain our resources; Debt compliance — failure to meet certain covenant requirements under our credit facility could impact part or all of our availability to borrow; and Common stock — the price of our common stock may fluctuate significantly, which may result in losses for our investors. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.
     Spherion Corporation prepares its financial statements in accordance with generally accepted accounting principles (GAAP). Adjusted earnings from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related charges and gains. Items excluded from the calculation of adjusted earnings from continuing operations include restructuring charges and stock option expense under FAS No. 123R, net of taxes. Adjusted earnings from continuing operations is a key measure used by management to evaluate its operations. Management does not consider the items excluded to be operating costs/gains and therefore, excludes them from the evaluation of the Company’s operating performance. Adjusted earnings from continuing operations should not be considered measures of financial performance in isolation or as an alternative to earnings from continuing operations or net earnings (loss) as determined in the Statement of Earnings in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies, and therefore this measure has material limitations. Items excluded from adjusted earnings from continuing operations are significant components in understanding and assessing financial performance.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	July 2,	July 3,
	2006 (4)	2005 (4)
Revenues (1)	$472,714	$479,091
Cost of services	359,916	373,824

Gross profit (2)	112,798	105,267

Selling, general and administrative expenses	105,875	101,059
Interest expense	506	652
Interest income	(1,084)	(966)
Restructuring charges	(303)	(168)

	104,994	100,577

Earnings from continuing operations before income taxes and discontinued operations	7,804	4,690
Income tax expense	(3,333)	(1,701)

Earnings from continuing operations before discontinued operations	4,471	2,989

Discontinued operations:
Loss from discontinued operations before income taxes (3)	(2,345)	(1,426)
Income tax benefit	1,485	192

Loss from discontinued operations	(860)	(1,234)

Net earnings	$3,611	$1,755

Earnings (loss) per share—Basic:
Earnings from continuing operations before discontinued operations	$0.08	$0.05
Loss from discontinued operations	(0.02)	(0.02)

	$0.06	$0.03

Earnings (loss) per share—Diluted*:
Earnings from continuing operations before discontinued operations	$0.08	$0.05
Loss from discontinued operations	(0.01)	(0.02)

	$0.06	$0.03

Weighted average shares used in computation of earnings (loss) per share:
Basic	57,320	61,802
Diluted	57,991	62,104

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers’ compensation, benefits, billable expenses and other direct costs.

(3)	Includes a pre-tax loss on disposal of $1,558 and $19 in the second quarters of 2006 and 2005, respectively.

(4)	During the first quarter of 2006, efforts to sell a call center were discontinued, and therefore, its operating results were reclassified from discontinued operations to continuing operations. This call center had revenues of $2.9 million and $2.3 million for the second quarters of 2006 and 2005, respectively, and net earnings from operations of $0.2 million and $0.2 million, respectively.

*	Earnings per share amounts are calculated independently for each component and may not be additive due to rounding.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in thousands, except per share amounts)

	Six Months Ended
	July 2,	July 3,
	2006 (4)	2005 (4)
Revenues (1)	$936,963	$986,806
Cost of services	719,594	776,076

Gross profit (2)	217,369	210,730

Selling, general and administrative expenses	207,075	203,003
Interest expense	990	1,451
Interest income	(2,126)	(1,825)
Restructuring charges	(303)	1,604

	205,636	204,233

Earnings from continuing operations before income taxes and discontinued operations	11,733	6,497
Income tax expense	(5,023)	(2,361)

Earnings from continuing operations before discontinued operations	6,710	4,136

Discontinued operations:
Loss from discontinued operations before income taxes (3)	(1,669)	(4,484)
Income tax benefit	1,473	875

Loss from discontinued operations	(196)	(3,609)

Net earnings	$6,514	$527

Earnings (loss) per share—Basic*:
Earnings from continuing operations before discontinued operations	$0.12	$0.07
Loss from discontinued operations	—	(0.06)

	$0.11	$0.01

Earnings (loss) per share—Diluted:
Earnings from continuing operations before discontinued operations	$0.11	$0.07
Loss from discontinued operations	—	(0.06)

	$0.11	$0.01

Weighted average shares used in computation of earnings (loss) per share:
Basic	57,899	61,665
Diluted	58,671	62,053

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers’ compensation, benefits, billable expenses and other direct costs.

(3)	Includes a pre-tax gain (loss) on disposal of $159 and $506 in 2006 and 2005, respectively.

(4)	During the first quarter of 2006, efforts to sell a call center were discontinued, and therefore, its operating results were reclassified from discontinued operations to continuing operations. This call center had revenues of $5.4 million and $4.5 million for 2006 and 2005, respectively, and net earnings from operations of $0.3 million and $0.4 million, respectively.

*	Earnings per share amounts are calculated independently for each component and may not be additive due to rounding.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share data)

	July 2,	January 1,
	2006	2006
Assets
Current Assets:
Cash and cash equivalents	$22,253	$30,163
Receivables, net of allowance for doubtful accounts of $4,538 and $4,708, respectively	271,161	294,330
Deferred tax asset	9,157	9,155
Insurance deposit	26,809	24,914
Other current assets	18,479	18,906

Total current assets	347,859	377,468
Goodwill	50,016	48,861
Property and equipment, net of accumulated depreciation of $120,496 and $114,038, respectively	87,367	88,562
Deferred tax asset	147,822	152,084
Insurance deposit	45,007	53,115
Other assets	26,312	22,554

	$704,383	$742,644

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and other accrued expenses	$78,824	$93,570
Accrued salaries, wages and payroll taxes	64,156	62,619
Accrued insurance reserves	25,716	27,503
Accrued income tax payable	50,291	51,792
Current portion of long-term debt and other short-term borrowings	2,501	3,141
Accrued restructuring and other current liabilities	6,826	8,950

Total current liabilities	228,314	247,575
Long-term debt, net of current portion	2,826	3,735
Accrued insurance reserves	25,450	28,119
Deferred compensation and other long-term liabilities	25,619	24,710

Total liabilities	282,209	304,139

Stockholders’ Equity:
Preferred stock, par value $.01 per share; authorized, 2,500,000 shares; none issued or outstanding	—	—
Common stock, par value $.01 per share; authorized, 200,000,000; issued 65,341,609 shares	653	653
Treasury stock, at cost, 8,786,102 and 6,510,739 shares, respectively	(77,986)	(56,299)
Additional paid-in capital	842,977	845,056
Accumulated deficit	(348,228)	(354,742)
Accumulated other comprehensive income	4,758	3,837

Total stockholders’ equity	422,174	438,505

	$704,383	$742,644

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, amounts in thousands, except per share amounts)

	Management Guidance
	Three Months Ended	Three Months Ended		Six Months Ended
	October 1,	July 2,	July 3,	July 2,	July 3,
	2006	2006	2005	2006	2005
Adjusted earnings from continuing operations		$5,114	$2,881	$8,006	$5,163

Restructuring charges, net of tax (expense) benefit of $130, $60, $130 and $(577)		173	108	173	(1,027)

Stock option expense under FAS No. 123R, net of tax benefit of $108 and $196		(816)	—	(1,469)	—

Earnings from continuing operations		4,471	2,989	6,710	4,136

Loss from discontinued operations		(860)	(1,234)	(196)	(3,609)

Net earnings		$3,611	$1,755	$6,514	$527

Per share—Diluted amounts:
Adjusted earnings from continuing operations	$0.09 to $0.13	$0.09	$0.05	$0.14	$0.08

Restructuring charges, net of tax	—	—	—	—	(0.02)

Stock option expense under FAS No. 123R, net of tax	(0.01)	(0.01)	—	(0.03)	—

Earnings from continuing operations	$0.08 to $0.12	0.08	0.05	0.11	0.07

Loss from discontinued operations		(0.01)	(0.02)	—	(0.06)

Net earnings		$0.06	$0.03	$0.11	$0.01

Diluted weighted average shares used in computation of earnings (loss) per share		57,991	62,104	58,671	62,053

SPHERION CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Six Months Ended
	July 2, 2006	July 3, 2005	April 2, 2006	July 2, 2006	July 3, 2005
Revenues:
Staffing Services	$348,711	$364,657	$345,416	$694,127	$768,913
Professional Services	124,003	114,434	118,833	242,836	217,893

Segment revenue	$472,714	$479,091	$464,249	$936,963	$986,806

Gross profit:
Staffing Services	$71,505	$67,803	$66,176	$137,681	$141,560
Professional Services	41,293	37,464	38,395	79,688	69,170

Segment gross profit	$112,798	$105,267	$104,571	$217,369	$210,730

Segment operating profit:
Staffing Services	$4,195	$2,811	$1,455	$5,650	$6,475
Professional Services	6,714	5,438	5,586	12,300	8,962

Segment operating profit	10,909	8,249	7,041	17,950	15,437

Unallocated corporate costs	(3,941)	(3,937)	(3,599)	(7,540)	(7,488)
Amortization of intangibles	(45)	(104)	(71)	(116)	(222)
Interest expense	(506)	(652)	(484)	(990)	(1,451)
Interest income	1,084	966	1,042	2,126	1,825
Restructuring and other charges	303	168		303	(1,604)

Earnings from continuing operations before income taxes and discontinued operations	$7,804	$4,690	$3,929	$11,733	$6,497

MEMO:

Gross profit margin:
Staffing Services	20.5%	18.6%	19.2%	19.8%	18.4%
Professional Services	33.3%	32.7%	32.3%	32.8%	31.7%
Total Spherion	23.9%	22.0%	22.5%	23.2%	21.4%

Segment operating profit margin:
Staffing Services	1.2%	0.8%	0.4%	0.8%	0.8%
Professional Services	5.4%	4.8%	4.7%	5.1%	4.1%
Total Spherion	2.3%	1.7%	1.5%	1.9%	1.6%

Supplemental Cash Flow Information:
Operating cash flow	$4,085	$36,318	$18,002	$22,091	$56,613
Capital expenditures	$5,055	$2,807	$6,917	$11,972	$3,997
Depreciation and amortization	$5,459	$5,540	$5,397	$10,857	$11,118
DSO	53	55	53	53	55

SPHERION CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Six Months Ended
	July 2, 2006	July 3, 2005	April 2, 2006	July 2, 2006	July 3, 2005
Staffing Services
Revenue by Skill:
Clerical	$222,114	$222,550	$219,784	$441,898	$484,343
Light Industrial	126,597	142,107	125,632	252,229	284,570

Segment Revenue	$348,711	$364,657	$345,416	$694,127	$768,913

Revenue by Service:
Temporary Staffing	$296,534	$316,090	$295,332	$591,866	$648,993
Managed Services	46,775	44,599	45,244	92,019	111,808
Permanent Placement	5,402	3,968	4,840	10,242	8,112

Segment Revenue	$348,711	$364,657	$345,416	$694,127	$768,913

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	17.1%	16.6%	16.1%	16.6%	16.4%
Managed Services	32.8%	25.5%	30.3%	31.6%	24.5%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Staffing Services	20.5%	18.6%	19.2%	19.8%	18.4%

Professional Services
Revenue by Skill:
Information Technology	$80,106	$73,009	$76,053	$156,159	$138,602
Finance & Accounting	26,413	26,320	26,619	53,032	50,529
Other	17,484	15,105	16,161	33,645	28,762

Segment Revenue	$124,003	$114,434	$118,833	$242,836	$217,893

Revenue by Service:
Temporary Staffing	$109,859	$100,993	$106,354	$216,213	$194,133
Permanent Placement	14,144	13,441	12,479	26,623	23,760

Segment Revenue	$124,003	$114,434	$118,833	$242,836	$217,893

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	24.7%	23.8%	24.4%	24.5%	23.4%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Professional Services	33.3%	32.7%	32.3%	32.8%	31.7%